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                                                                    EXHIBIT 99.3

                         PACIFIC CONTINENTAL CORPORATION
                                  STOCK OPTION

                                     FORM OF
                                 AWARD AGREEMENT

      THIS AWARD AGREEMENT ("Agreement") is entered into by and between Pacific Continental Corporation ("Company") and _______________ ("Grantee").

1.    Basic Terms of Award

      Number of Shares of Common
      Stock Subject to the Option:        ____________________________

      Exercise Price (per share):         ____________________________

      Date of Grant:                      ____________________________

      Date of Termination:                ____________________________

      The Option is:                      [ ] a Nonqualified Stock Option

                                          [ ] an Incentive Stock Option

2. Company hereby grants to Grantee an option ("Option") to purchase, at the Exercise Price, the shares of Common Stock subject to the Option. The Option may only be exercised, and shares of Common Stock subject to the Option may only be purchased, as the Option Vests with respect to such shares.

3. The Option is granted under the Pacific Continental Corporation 2006 Stock Option and Equity Compensation Plan (the "Plan"), a copy of which has been provided to Grantee. The terms and conditions of the Plan are hereby incorporated herein and made a part hereof. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.

4. Except as otherwise provided in the Plan, the Option shall Vest with respect to the shares of Common Stock subject to the Option in accordance with the vesting schedule set forth below. Immediately after Grantee first ceases to be an Employee or Director, the Option shall no longer Vest, and shall be forfeited for no consideration, to the extent of any shares of Common Stock with respect to which the Option has not Vested on or prior or to such time, except as otherwise provided in the Plan.

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
If Grantee is an Employee or Director,   Then the Option shall Vest with respect
without interruption, from the Date of   to the following percent of the number
Award until the following anniversary    of shares of Common Stock subject to
date of the Date of Award                the Option *

__________

* Rounded up in each case to the nearest whole number; provided, however, that in no event shall Grantee have the right to acquire hereunder, over the entire vesting period, more than the total number of shares of Common Stock subject to the Option.

5. Grantee shall exercise the Option by delivering to Company a written notice of exercise signed by Grantee and specifying the number of shares with respect to which the Option is being exercised and the per-share Exercise Price, accompanied by payment in full of the amount of the Exercise Price for the number of shares being purchased.

6. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution.

7. Shares of Common Stock shall not be issued with respect to the Option, unless the exercise of such Option and the issuance and delivery of shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the Common Stock may then be listed. Issuance of shares of Common Stock is further subject to the approval of counsel for Company with respect to such compliance.

8. Company, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of the Option or the disposition of shares of Common Stock issued upon exercise of the Option, including, but not limited to,
      (i) withholding from any person exercising an Option a number of shares of Common Stock having a Fair Market Value as of the date of such withholding equal to the amount required to be withheld by Company under applicable tax laws, (ii) withholding, or causing to be withheld, from any form of compensation or other amount due Grantee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld under applicable tax laws, or (iii) as a condition to recognizing any rights of Grantee under the Option, requiring any person exercising the Option to make arrangements satisfactory to Company (including, without limitation, paying amounts) to satisfy any tax obligations.

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9.    Miscellaneous.

      a. All pronouns shall be deemed to include the masculine, feminine, neuter, singular or plural forms thereof, as the context may require. All references to "paragraph" shall be deemed to refer to paragraphs of this Agreement, unless otherwise specifically stated.

      b. All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Company, to its home office, marked to the attention of the corporate secretary of Company; or (ii) if to Grantee, to his address set forth on the signature page hereof. Any notice or other writings so delivered shall be deemed given, if by mail, on the second (2nd) business day after mailing and, if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or other writings are thereafter to be addressed or delivered.

      c. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

      d. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

      e. It is the intention of the parties that the internal laws of the State of Oregon (irrespective and choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

      f. The terms, conditions and covenants of this Agreement are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

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COMPANY                                  PACIFIC CONTINENTAL CORPORATION,
                                         an Oregon corporation

                                         By_____________________________________

                                         Print name: ___________________________

                                         Title: ________________________________

GRANTEE

                                         _______________________________________

                                         Print Name: ___________________________

                                         Address: ______________________________

                                                  ______________________________

                                                  ______________________________

                                         Social Security No. ___________________

                                 ACKNOWLEDGEMENT

Grantee hereby acknowledges that he has received a copy of the Plan.

                                         _______________________________________

                                         Print Name: ___________________________

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